Intricon Enters into Agreement to be Acquired by an Affiliate of Altaris Capital Partners for $241 Million

Intricon Shareholders to Receive $24.25 Per Share in Cash

ARDEN HILLS, Minn. — February 28, 2022 — Intricon Corporation (NASDAQ: IIN), an international joint development manufacturer engaged in designing, developing, engineering, manufacturing, and packaging miniature interventional, implantable and body-worn medical devices, today announced that it has entered into a definitive agreement whereby an affiliate of Altaris Capital Partners, LLC (collectively with its affiliates, "Altaris"), an investment firm focused exclusively on the healthcare industry, will acquire the company. Under the terms of the agreement, Altaris will acquire all outstanding shares of Intricon for $24.25 per share in a transaction that values Intricon at an equity value of approximately $241 million. The purchase price represents a meaningful premium of approximately 39% to Intricon's closing stock price on February 25, 2022.

"We are excited to enter into this transaction with Altaris, which will deliver a compelling valuation to our shareholders and enable us to accelerate the advancement of our joint development manufacturing capabilities in micromedical technology across a broad range of high growth markets," said Scott Longval, President and Chief Executive Officer. "Our team has done an outstanding job of establishing Intricon as the partner of choice for companies that are bringing truly advanced technology to medical devices. As we enter the next chapter for our company, we believe that Altaris is the ideal partner to help us further advance our mission."

Transaction Details

Under the terms of the agreement, Intricon shareholders will receive $24.25 in cash for each share of Intricon common stock they own. The transaction has fully committed financing from funds affiliated with Altaris.

Intricon's Board of Directors has unanimously approved the merger agreement with Altaris and recommends that Intricon shareholders approve the proposed merger and merger agreement. Intricon expects to hold a Special Meeting of Shareholders to consider and vote on the proposed merger and the merger agreement as soon as practicable after the mailing of the proxy statement to its shareholders. The transaction is expected to close in the second quarter of 2022, subject to customary closing conditions, including approval by Intricon shareholders and receipt of regulatory approvals. Upon completion of the transaction, Intricon will become a private company and Intricon shares will no longer be listed on any public market.

Under the terms of the merger agreement, Intricon may solicit superior proposals from third parties for a period of 35 days continuing through April 3, 2022, and in certain cases for a period of 45 days continuing through April 13, 2022. In accordance with the merger agreement, Intricon's Board of Directors, with the assistance of its advisors, intends to solicit superior proposals during this period. In addition, Intricon may, at any time, subject to the provisions of the merger agreement, respond to unsolicited proposals that are reasonably likely to result in a superior proposal. Intricon will have the right to terminate the merger agreement with Altaris to enter into a superior proposal subject to the terms and conditions of such agreement. There can be no assurance that the solicitation process will result in a superior proposal or that any other transaction will be approved or completed. Intricon does not intend to disclose developments with respect to this solicitation process unless and until its Board of Directors determines such disclosure is appropriate or is otherwise required.

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Transaction Advisors

Piper Sandler & Co. is serving as exclusive financial advisor to Intricon and Blank Rome is acting as legal counsel. Schiff Hardin LLP and Linklaters LLP are acting as legal counsel to Altaris.

About Altaris Capital Partners, LLC

Altaris is a healthcare investment firm with an exclusive focus on building companies that deliver value to the healthcare system through innovation and efficiency. Altaris' operating companies are addressing some of the most complex problems in the healthcare industry, with the ultimate goal of improving access and outcomes for patients. Since inception in 2003, Altaris has invested in more than 45 healthcare companies that have contributed to advancements in the industry and generated significant value appreciation for investors. Altaris is headquartered in New York City and manages $6.0 billion of equity capital. For more information, please visit www.altariscap.com.

About Intricon Corporation

Intricon is a Joint Development Manufacturer that integrates components and assemblies to advance micro-medical technology across a range of device platforms for global customers. Intricon approaches each engagement with an all-in commitment, working with customers every step of the way- from the earliest idea stages to ongoing production - in order to advance program performance and deliver results. With a focus on key device platforms, Intricon helps advance clinical outcomes by always looking ahead with proactive support and resources through integration of its core competencies. Intricon has facilities in the United States, Asia and Europe. The company's common stock trades under the symbol "IIN" on the NASDAQ Global Market.

Forward-Looking Statements

Statements made in this release that are not historical facts or that include forward-looking terminology, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to obtain the required votes of Intricon's shareholders; the timing to consummate the proposed merger; the conditions to closing of the proposed merger might not be satisfied or the closing of the proposed merger otherwise does not occur; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Intricon to pay a termination fee; unanticipated difficulties or expenditures relating to the proposed merger; the risk that a regulatory approval that may be required to consummate the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on merger-related issues; expectations regarding regulatory approval of the proposed merger; results of litigation, settlements and investigations; actions by third parties, including governmental agencies and including the response of customers, service providers and business partners to the announcement of the proposed merger; global economic or political conditions, including the outbreak of escalation of hostilities; adverse industry conditions; and other economic, business, or competitive factors. These risks, uncertainties and other factors are detailed from time to time in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Intricon can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and Intricon disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Intricon or the solicitation of any vote or approval. The proposed merger and the merger agreement described above will be submitted to Intricon's shareholders for their consideration at a special meeting of the shareholders. In connection therewith, Intricon intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to Intricon's shareholders when it becomes available. Intricon may also file other relevant documents with the SEC regarding the proposed merger. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Shareholders may obtain a free copy of the definitive proxy statement and any amendments or supplements thereto and other documents filed by Intricon, once such documents are filed with the SEC, at the SEC's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Intricon by directing such request to Intricon at 1260 Red Fox Road, Arden Hills, Minnesota, 55112, Attention: Scott Longval, telephone: 651-636-9770.

Participants in the Solicitation

Intricon and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. A list of the names of such directors and executive officers and information concerning such participants' ownership of Intricon's common stock is set forth in Intricon's definitive proxy statement on Schedule 14A for the 2021 annual meeting of shareholders, filed with the SEC on March 22, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such proxy statement, and by Intricon's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 16, 2021. Additional information about the direct or indirect interests, by security holdings or otherwise, of those participants will be included in the definitive proxy statement and other documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Investor Contact:

Leigh Salvo

investorrelations@intricon.com